Exhibit 4.40
To:	Kassos Navigation S.A. Tilos Shipping (Pte.) Ltd. Symi Navigation S.A. and Halki Navigation S.A.
To:	Aegean Marine Petroleum Network Inc. and Aegean Shipholdings Inc. (as Corporate Guarantors)
Dated:  8 June 2011
Dear Sirs,
Loan Agreement dated 24 April 2008 (as amended)
1	We refer to:
(a)
the loan agreement dated 24 April 2008 as amended and/or restated and/or supplemented by a supplemental agreement dated 30 June 2010, a supplemental letter dated 27 January 2011, a second supplemental agreement dated 28 March 2011 and a third supplemental agreement dated 7 April 2011 (together, the "Loan Agreement") and made (inter alios) between (1) Kassos Navigation S.A., Tilos Shipping (Pte.) Ltd., Symi Navigation S.A. and Halki Navigation S.A. as joint and several borrowers (therein and hereinafter together referred to as the "Borrowers" and individually a "Borrower"), (2) Aegean Baltic Bank S.A. as agent (the "Agent"), security agent (the "Security Agent"), arranger (the "Arranger"), account bank (the "Account Bank"), (3) HSH Nordbank AG as swap provider (the "Swap Provider") and (4) the banks and financial institutions set out in schedule 1 thereto as lenders (the "Banks"), whereby the Banks agreed (inter alia) to make available to the Borrowers on a joint and several basis, upon the terms and conditions therein contained, a loan of (originally) up to US$38,800,000; and

(b)	the ISDA 1992 Master Agreement dated as of 24 April 2008 and made between (1) the Borrowers and (2) the Swap Provider.
2	Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.
3	The Borrowers have requested that the Agent, the Security Agent, the Account Bank, the Arranger, the Swap Provider and the Banks consent to the following amendments to the Loan Agreement:
3.1	the deletion of the existing definition of "Termination Date" in clause 1.2 of the Loan Agreement in its entirety and the insertion of the following new definition in its place:
""Termination Date" means 30 September 2011 or such later date as the Agent (acting on the instructions of all Banks) in its sole discretion may agree in writing;".
4
The Agent, the Security Agent, the Account Bank, the Arranger, the Swap Provider and the Banks hereby confirm their consent to the above amendments to the Loan Agreement on condition that each Borrower and the other Security Parties shall have confirmed their agreement and consent to the arrangements of this letter by counter-signing this letter by signatories acceptable to the Agent in all respects and, with effect on and from the date when the Agent advises the Borrowers that it is satisfied that such confirmation has taken place, the Loan Agreement shall be hereby amended (and deemed amended) in accordance with the changes referred to in paragraph 3 above.

5	Save as amended by this letter, the provisions of the Loan Agreement shall continue in full force and effect and the Loan Agreement and this letter shall be read and construed as one instrument.
6	This letter and any non-contractual obligations in connection with it are governed by, and shall be construed in accordance with, English law.
Yours faithfully,

/s/ I. Tobrou
Attorney-in-fact I. Tobrou for and on behalf of
AEGEAN BALTIC BANK S.A.
as Agent

Date: 8 June 2011

We hereby acknowledge and agree to the foregoing.
/s/ I. Tobrou
Attorney-in-fact I. Tobrou for and on behalf of
AEGEAN BALTIC BANK S.A.
as Account Bank, Arranger, Bank and Security Agent

Date: 8 June 2011

We hereby acknowledge and agree to the foregoing.
/s/ B. Kaufmann	/s/ H.H. Ross
Attorney-in-fact B. Kaufmann for and on behalf of	H.H. Ross
HSH NORDBANK AG
as Swap Provider and Bank

Date: 8 June 2011

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the "Loan Agreement", the "Agreement" or other equivalent references, shall be, deemed to be references to the Loan Agreement as amended and supplemented by the arrangements thereto contained above.
/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
KASSOS NAVIGATION S.A.
as Borrower

Date: 8 June 2011

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
TILOS SHIPPING (PTE.) LTD.
as Borrower

Date: 8 June 2011

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
SYMI NAVIGATION S.A.
as Borrower

Date: 8 June 2011

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
HALKI NAVIGATION S.A.
as Borrower

Date: 8 June 2011

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the "Loan Agreement", the "Agreement" or other equivalent references, shall be deemed to be references to the Loan Agreement as amended and supplemented by the arrangements thereto contained above.

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
AEGEAN MARINE PETROLEUM NETWORK INC.
as Corporate Guarantor

Date: 8 June 2011

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the "Loan Agreement", the "Agreement" or other equivalent references, shall be deemed to be references to the Loan Agreement as amended and supplemented by the arrangements thereto contained above.

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
AEGEAN SHIPHOLDING INC.
as Corporate Guarantor

Date: 8 June 2011

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the Corporate Guarantee or other equivalent references, shall be deemed to be references to the Corporate Guarantee as amended and supplemented by the arrangements thereto contained above.

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
AEGEAN BUNKERING SERVICES INC.
as Manager

Date: 8 June 2011